Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Tuesday July 24, 2007

Tompkins Financial Corporation reports second quarter earnings
ITHACA, NY – Tompkins Financial Corporation (TMP – American Stock Exchange)

Tompkins Financial Corporation reported diluted earnings per share of $0.65 for the second quarter of 2007, a decrease of 4.4% from the $0.68 per share reported in the same quarter of 2006.  Net income was $6.4 million for the second quarter of 2007, down 6.2% from the $6.8 million reported for the second quarter of 2006.

Diluted earnings per share were $1.23 for the six months ended June 30, 2007, down 6.1% from diluted earnings per share of $1.31 for first six months of 2006.  Net income for the year-to-date period was $12.1 million in 2007, down 7.9% from the $13.2 million reported in the first half of 2006.

Stephen S. Romaine, President and CEO stated, “Although our current period results reflect a decline from 2006, we are pleased that second quarter results showed solid improvement over the first quarter of 2007.”  Diluted earnings per share for the quarter ended June 30, 2007, were up 12.1% from the first quarter of 2007, reflecting improving trends in all key revenue categories.  Furthermore, second quarter diluted earnings per share would have shown a 6.6% increase over the second quarter of 2006 if the prior year’s results were adjusted for $685,000 in nonrecurring life insurance proceeds.  The second quarter of 2007 also includes $360,000 in after tax losses related to a portion of our securities portfolio accounted for at fair value.  These losses relate to change in the market value of securities that were negatively affected by rising market interest rates during the quarter.  These fair value losses are expected to be substantially recovered if these investments are held until maturity.

Mr. Romaine added,  “As reported in our first quarter 2007 earnings press release, the Company engaged a consulting group to assist management in identifying and implementing certain profit improvement initiatives designed to reduce expenses and increase revenue. We have begun to see positive results from these initiatives in the second quarter.  Further implementation efforts are expected to result in a charge of approximately $600,000 (after-tax) in the third quarter of 2007 related to reorganization that will increase our focus on such areas as marketing, technology, and sales support; while consolidating support functions and standardizing processes across all banking affiliates that are necessary to entertain future acquisition opportunities.  Due to attrition and redeployment underway since the beginning of the year, the net number of positions eliminated by the reorganization is expected to be less than 4% of our total workforce across the state.   We feel the changes will improve efficiency and prepare us for future growth.”

The following significant highlights and events impacted second quarter and year-to-date results:

•

Total revenue (consisting of net interest income and noninterest income) for 2007 was up 3.9% in the second quarter and 2.7% for the year-to-date, over the respective periods in 2006.  Revenue growth over last year would have been 6.5% for the second quarter and 4.0% for the year to date if the $685,000 of life insurance proceeds received in the second quarter 2006 were excluded from last year’s results.

•

Net interest income was $18.5 million in the second quarter of 2007, reflecting the highest quarterly net interest income level since March 2006.  Net interest income was $36.1 million for the year-to-date period ended June 30, 2007, down 2% from the prior year.

•	The net interest margin was 3.66% in the second quarter of 2007, 3.55% in the first quarter of 2007, and 3.83% in the second quarter of 2006.

•

The improved net interest margin in the second quarter benefited from growth in total loans and core deposits (total deposits less time deposits of $100,000 or more, brokered deposits and municipal money market deposits) which were up 9.6% and 4.0%, respectively over the June 30, 2006.

•

Noninterest income for 2007 was up 6.8% for the quarter and 11.8% year-to-date.  Key fee income categories showed solid growth over the same quarter last year with investment services income up 14.3%; insurance revenues up 24.5%; and service charges on deposit accounts up 34.5%.

•

Noninterest expenses for the second quarter of 2007 were up 6.4% over the prior year. Year-to-date noninterest expenses were up 6.5% over 2006.  Current period expenses were impacted by business expansion initiatives, which included insurance agency acquisitions, expansion of retail brokerage services, and the expansion of banking offices.

•

The Company repurchased 148,579 shares during the second quarter of 2007 at an average price of $37.83 per share.  For the first six months of 2007, the Company repurchased 212,279 shares at an average price of $39.26 per share.

Total assets were $2.3 billion at June 30, 2007, up 2.3% from December 31, 2006, and up 5.8% over June 30, 2006. Asset growth over the past twelve months included $119.0 million in total loans and leases, which was partially off set by a modest $3.5 million decline in total securities.  Nonperforming assets were $8.8 million at June 30, 2007, up from $4.0 million a year ago. The increase is mainly due to a $4.1 million commercial relationship that is 90% guaranteed by a government agency.  For the first half of 2007, net charge-offs were $634,000, up from $500,000 in 2006.

Total deposits at June 30, 2007, were $1.7 billion, an increase of $51.6 million or 3.1% over June 30, 2006. The growth in deposits was primarily in core deposits, which increased by $49.8 million or 4.0%.  Deposit growth benefited from the opening of three banking offices in 2006, the Southeast Office of Mahopac National Bank (March 2006), the Greece Office of The Bank of Castile (July 2006), and the Wappingers Falls Office of Mahopac National Bank (December 2006).

Tompkins Financial Corporation operates 39 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent Company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. E ach Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risk, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)

	As of 6/30/2007	As of 12/31/2006

ASSETS
Cash and noninterest bearing balances due from banks	$56,400	$48,251
Interest bearing balances due from banks	3,015	1,723
Federal funds sold	2,200	2,200
Trading securities, at fair value	62,422	0
Available-for-sale securities, at fair value	601,196	655,322
Held-to-maturity securities, fair value of $50,956 at June 30, 2007, and $59,606 at December 31, 2006	51,142	59,038
Loans and leases, net of unearned income and deferred costs and fees	1,361,415	1,326,298
Less: Allowance for loan/lease losses	14,357	14,328

Net Loans/Leases	1,347,058	1,311,970
Bank premises and equipment, net	44,321	43,273
Corporate owned life insurance	26,204	25,622
Goodwill	21,217	21,235
Other intangible assets	3,679	4,051
Accrued interest and other assets	42,203	38,152

Total Assets	$2,261,057	$2,210,837

LIABILITIES, MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES AND SHAREHOLDERS’ EQUITY
Deposits:
Interest bearing:
Checking, savings and money market	$704,299	$680,844
Time	631,523	669,222
Noninterest bearing	362,321	359,354

Total Deposits	1,698,143	1,709,420
Federal funds purchased and securities sold under agreements to repurchase	188,939	191,490
Other borrowings	156,214	85,941
Other liabilities	31,255	32,914

Total Liabilities	$2,074,551	$2,019,765

Minority interest in consolidated subsidiaries	1,457	1,452
Shareholders’ equity:
Common stock - par value $.10 per share: Authorized 15,000,000 shares; Issued: 9,706,505 at June 30, 2007; and 9,889,569 at December 31, 2006.	971	989
Additional paid-in capital	150,785	158,203
Retained earnings	49,166	44,429
Accumulated other comprehensive loss	(14,232)	(12,487)
Treasury stock, at cost, 67,386 shares at June 30, 2007, and 64,418 shares at December 31, 2006.	(1,641)	(1,514)

Total Shareholders’ Equity	$185,049	$189,620

Total Liabilities, Minority Interest in Consolidated Subsidiaries And Shareholders’ Equity	$2,261,057	$2,210,837

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Three months ended		Six months ended

	06/30/2007	06/30/2006	06/30/2007	06/30/2006

INTEREST AND DIVIDEND INCOME
Loans	$24,298	$21,937	$47,697	$43,562
Balances due from banks	59	8	154	65
Federal funds sold	107	4	203	9
Trading securities	607	0	1,176	0
Available-for-sale securities	7,548	7,097	14,792	13,710
Held-to-maturity securities	527	693	1,063	1,415

Total Interest and Dividend Income	33,146	29,739	65,085	58,761

INTEREST EXPENSE
Deposits:
Time certificates of deposits of $100,000 or more	4,125	3,430	8,544	6,375
Other deposits	7,696	5,981	15,123	11,329
Federal funds purchased and securities sold under agreements to repurchase	2,037	1,300	4,000	2,611
Other borrowings	798	959	1,366	1,658

Total Interest Expense	14,656	11,670	29,033	21,973

Net Interest Income	18,490	18,069	36,052	36,788

Less: Provision for loan/lease losses	192	74	663	533

Net Interest Income After Provision for Loan/Lease Losses	18,298	17,995	35,389	36,255

NONINTEREST INCOME
Investment services income	3,538	3,095	7,008	5,956
Insurance commissions and fees	2,814	2,261	5,530	4,465
Service charges on deposit accounts	2,805	2,085	4,728	3,995
Card services income	905	708	1,702	1,398
Other service charges	639	578	1,298	1,217
Trading revenue	(600)	0	(148)	0
Increase in cash surrender value of corporate owned life insurance	283	265	556	570
Life insurance proceeds	0	685	0	685
Gains on sale of loans	42	44	97	78
Other income	392	395	469	648
Net realized gain on available-for-sale securities	(17)	0	6	0

Total Noninterest Income	10,801	10,116	21,246	19,012

NONINTEREST EXPENSES
Salary and wages	8,770	8,386	17,572	16,664
Pension and other employee benefits	2,611	2,204	5,114	4,550
Net occupancy expense of bank premises	1,543	1,252	3,048	2,428
Furniture and fixture expense	999	925	1,946	1,868
Marketing expense	544	654	1,180	1,202
Professional fees	801	331	1,372	694
Software licenses and maintenance	503	545	1,003	975
Cardholder expense	256	319	491	670
Amortization of intangible assets	162	182	343	357
Other operating expense	3,485	3,684	6,703	6,986

Total Noninterest Expenses	19,674	18,482	38,772	36,394

Income Before Income Tax Expense and Minority Interest in Consolidated Subsidiaries	9,425	9,629	17,863	18,873

Minority interest in consolidated subsidiaries	33	33	65	65
Income Tax Expense	3,031	2,817	5,657	5,632

Net Income	$6,361	$6,779	$12,141	$13,176

Basic Earnings Per Share	$0.65	$0.69	$1.24	$1.33

Diluted Earnings Per Share	$0.65	$0.68	$1.23	$1.31

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

(In thousands, except per share data)

	Quarter-Ended
						Year-Ended Dec-06
	June-07	Mar-07	Dec-06	Sept-06	June-06

Period End Balance Sheet
Securities	$714,760	$749,764	$714,360	$710,242	$718,230	$714,360
Loans and leases, net of unearned income and deferred costs and fees	1,361,415	1,339,995	1,326,298	1,277,552	1,242,408	1,326,298
Allowance for loan/lease losses	14,357	14,523	14,328	14,120	13,710	14,328
Total assets	2,261,057	2,280,163	2,210,837	2,179,695	2,136,688	2,210,837
Total deposits	1,698,143	1,809,744	1,709,420	1,703,439	1,646,533	1,709,420
Federal funds purchased and securities sold under agreements to repurchase	188,939	199,665	191,490	170,679	149,027	191,490
Other borrowings	156,214	46,311	85,941	87,003	134,353	85,941
Shareholders’ Equity	185,049	191,111	189,620	188,928	181,123	189,620
Average Balance Sheet
Average earning assets	$2,092,773	$2,075,905	$2,027,098	$1,986,050	$1,971,601	$1,987,258
Average assets	2,251,474	2,234,524	2,181,906	2,138,042	2,118,051	2,138,943
Average interest-bearing liabilities	1,681,831	1,671,532	1,615,409	1,581,486	1,583,751	1,588,211
Average equity	188,399	189,252	191,307	183,199	179,813	184,872
Share data
Weighted average shares outstanding (basic)	9,756,118	9,846,679	9,798,941	9,816,272	9,857,712	9,857,787
Weighted average shares outstanding (diluted)	9,823,184	9,947,815	9,970,466	9,960,340	9,970,639	9,999,365
Period-end shares outstanding	9,673,858	9,809,753	9,856,922	9,790,547	9,827,315	9,856,922
Book value per share	$19.13	$19.48	$19.24	$19.30	$18.43	$19.24
Income Statement
Net interest income	$18,490	$17,558	$17,965	$18,104	$18,069	$72,857
Provision for loan/lease losses	192	471	409	482	74	1,424
Noninterest income	10,801	10,450	12,120	9,960	10,116	41,091
Noninterest expense	19,674	19,097	18,058	17,459	18,482	71,910
Minority interest in consolidated subsidiaries	33	33	32	33	33	131
Income tax expense	3,031	2,626	3,798	3,287	2,817	12,716
Net income	6,361	5,781	7,788	6,803	6,779	27,767
Basic earnings per share	$0.65	$0.59	$0.79	$0.69	$0.69	$2.82
Diluted earnings per share	$0.65	$0.58	$0.78	$0.68	$0.68	$2.78
Asset Quality
Net charge-offs	$358	$276	$201	$72	$167	$773
Nonaccrual loans and leases	8,474	7,358	2,994	3,307	2,937	2,994
Loans and leases 90 days past due and accruing	2	10	8	519	475	8
Troubled debt restructurings not included above	0	0	0	0	50	0
Total nonperforming loans and leases	8,476	7,368	3,002	3,826	3,462	3,002
OREO	362	345	348	354	513	348
Nonperforming assets	8,838	7,713	3,350	4,180	3,975	3,350

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

	Quarter-Ended
						Year-Ended Dec-06
	June-07	Mar-07	Dec-06	Sept-06	June-06

Credit Quality
Net loan and lease losses/ average loans and leases *	0.11%	0.08%	0.06%	0.02%	0.05%	0.06%
Nonperforming loans and leases/loans and leases	0.62%	0.55%	0.23%	0.30%	0.29%	0.23%
Nonperforming assets/assets	0.39%	0.34%	0.15%	0.19%	0.19%	0.15%
Allowance/nonperforming loans and leases	169.38%	197.11%	477.28%	369.05%	385.98%	477.28%
Allowance/loans and leases	1.05%	1.08%	1.08%	1.11%	1.10%	1.08%
Capital Adequacy (period-end)
Tier I capital / average assets	7.9%	8.1%	8.3%	8.3%	8.3%	8.3%
Total capital / risk-weighted assets	12.6%	12.8%	13.1%	13.2%	13.7%	13.1%
Profitability
Return on average assets *	1.13%	1.05%	1.42%	1.26%	1.28%	1.30%
Return on average equity *	13.54%	12.39%	16.15%	14.73%	15.12%	15.02%
Net interest margin (TE) *	3.66%	3.55%	3.64%	3.75%	3.83%	3.81%

* Quarterly ratios have been annualized

	Quarter-ended
						Year-Ended Dec-06
Non-GAAP Disclosure	June-07	Mar-07	Dec-06	Sept-06	June-06

Reported net income	6,361	5,781	7,788	6,803	6,779	27,767
Adjustments:
Life insurance proceeds					(685)
Proceeds from sale of credit card portfolio (after tax)			(1,537)			(2,222)
Subtotal adjustments	0	0	(1,537)	0	(685)	(2,222)
Adjusted net income	6,361	5,781	6,251	6,803	6,094	25,545
Adjusted diluted earnings per share	.65	.58	.63	.68	.61	2.56

	Year-to-date period ended

Non-GAAP Disclosure	June-07	June-06

Reported net income	12,141	13,176
Adjustments:
Life insurance proceeds		(685)
Subtotal adjustments	0	(685)
Adjusted net income	12,141	12,491
Adjusted earnings per share	1.23	1.24